UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, The GEO Group, Inc. (“GEO”) entered into Amendment No. 4, dated as of December 14, 2012, to the Credit Agreement dated as of August 4, 2010, by and among GEO, the guarantors party thereto and BNP Paribas, as administrative agent, as previously amended by Amendment No. 1, dated as of February 8, 2011, Amendment No. 2, dated as of May 2, 2011, and Amendment No. 3, dated as of August 30, 2012 (“Amendment No. 4”). Amendment No. 4 amends a number of provisions in the Credit Agreement, as amended, for the purpose of providing GEO with flexibility in connection with its decision to take all steps necessary to position itself as a real estate investment trust (“REIT”) as of January 1, 2013. Amendment No. 4, among other things, amends the definition of EBITDA in the Credit Agreement for the purpose of including an adjustment to net income for transaction costs, expenses and extraordinary charges incurred by GEO in connection with GEO’s election to be treated as a REIT; allows GEO to change its fiscal year to a calendar year and allows for GEO ‘s fiscal quarters to coincide with each calendar quarter; provides that GEO may sell all of its equity interest in GEO Care, Inc. to GEO Care Holdings LLC; resets two restricted payment baskets — one basket was reset to $90 million for the purpose of permitting GEO to elect to qualify as a REIT (i.e., to make the special dividend of historical earnings and profits) and one basket was reset to $75 million for the purpose of permitting GEO to pay cash dividends generally; and modifies the Total Leverage Ratio covenant by extending the current applicable total leverage ratio of 5.00 to 1.00 through the last day of the second quarter of fiscal year 2013 instead of through the last day of fiscal year 2012 and as a result delaying the starting date of the next applicable total leverage ratio of 4.75 to 1.00 to the first day of the third quarter of fiscal year 2013 instead of the first day of the fiscal year 2013.

The foregoing summary is qualified in its entirety by reference to Amendment No. 4, a copy of which is filed herewith as Exhibit 10.1.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 Entry into a Material Definitive Agreement is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 4, dated as of December 14, 2012, to the Credit Agreement dated as of August 4, 2010 among The GEO Group, Inc., as Borrower, certain of The GEO Group, Inc.’s subsidiaries, as Guarantors and BNP Paribas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 20, 2012	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4, dated as of December 14, 2012, to the Credit Agreement dated as of August 4, 2010 among The GEO Group, Inc., as Borrower, certain of The GEO Group, Inc.’s subsidiaries, as Guarantors and BNP Paribas, as Administrative Agent.

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